                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                           FRUIT OF THE LOOM, LTD.(1)



                                                           JURISDICTION OF
                                                            INCORPORATION
                                                           ---------------
Fruit of the Loom, Ltd.                                     Cayman Islands
SUBSIDIARIES OF FRUIT OF THE LOOM LTD.
 (A CAYMAN ISLAND CORPORATION)
Fruit of the Loom, Inc.                                   Delaware
FTL Caribe, Ltd.                                          Cayman Islands
SUBSIDIARIES OF FTL CARIBE, LTD.
 (A CAYMAN ISLANDS CORPORATION)
Fruit of the Loom Operating Ltd                           Cayman Islands
Fruit of the Loom Latin America (LatAm), S.A. de C.V.     El Salvador
Textiles Lourdes Limitada                                 El Salvador
SUBSIDIARIES OF FRUIT OF THE LOOM OPERATING LTD.
 (A CAYMAN ISLANDS CORPORATION)
Textiles del Caribe, S. de R. L. de. C.V.                 Honduras
Confecciones Dos Caminos, S. De R.L. de C.V.              Honduras
El Porvenir Manufacturing, S. De R.L. de C.V.             Honduras
Manufacturas Villanueva, S. De R.L. de C.V.               Honduras
Productos San Jose, S. De R.L. de C.V.                    Honduras
Superior Acquisition Corporation                          Cayman Islands
SUBSIDIARIES OF FRUIT OF THE LOOM, INC.
 (A DELAWARE CORPORATION)
Union Underwear Company, Inc.                             New York
NWI Land Management Corp.                                 Delaware
SUBSIDIARIES OF UNION UNDERWEAR COMPANY, INC.
 (A NEW YORK CORPORATION)
Aliceville Cotton Mill, Inc.                              Alabama
Artex Manufacturing Co, Inc.                              Delaware
The B.V.D. Licensing Corporation                          Delaware
Fayette Cotton Mill, Inc.                                 Alabama
FOL Caribbean Corporation                                 Delaware
FOL International                                         Republic of Ireland
Fruit of the Loom Arkansas, Inc.                          Arkansas
Fruit of the Loom Canada, Inc.                            Ontario
Fruit of the Loom Caribbean, Inc.                         Delaware
Fruit of the Loom, Inc.                                   New York
Fruit of the Loom Texas, Inc.                             Texas
FTL Sales Company, Inc.                                   New York
Greenville Manufacturing, Inc.                            Mississippi
Leesburg Holding Company, Inc.                            North Carolina
Martin Mills, Inc.                                        Louisiana
Rabun Apparel, Inc.                                       Georgia
Sherman Warehouse Corporation                             Mississippi
Union Sales, Inc.                                         Delaware
Union Yarn Mills, Inc.                                    Alabama
       Winfield Cotton Mill, Inc.                         Alabama
SUBSIDIARIES OF ARTEX MANUFACTURING CO., INC.
 (A DELAWARE CORPORATION)
FTL Investments, Inc.                                     Delaware
SUBSIDIARIES OF FOL CARIBBEAN (A DELAWARE CORPORATION)
FOL Holding, Ltd.                                         Cayman Islands

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                                                                            JURISDICTION OF
                                                                             INCORPORATION
                                                                            ---------------
SUBSIDIARIES OF FOL INTERNATIONAL (A REPUBLIC OF
  IRELAND CORPORATION)
FOL International GmbH                                                     Germany
FOL Ireland Limited                                                        Republic of Ireland
Fruit of the Loom Benelux, S.A.                                            Belgium
Fruit of the Loom Investments, Ltd.                                        United Kingdom
Fruit of the Loom Maroc SARL                                               Morocco
Fruit of the Loom Spain, S.A.                                              Spain
Fruit of the Loom Italy, S.R.L.                                            Italy
Fruit of the Loom GmbH                                                     Germany
SUBSIDIARIES OF FOL IRELAND LIMITED (A REPUBLIC OF
  IRELAND CORPORATION)
Fruit of the Loom International Limited                                    Republic of Ireland
Fruit of the Loom Distribution Limited                                     Republic of Ireland
SUBSIDIARIES OF FRUIT OF THE LOOM INVESTMENTS, LTD.
  (A UNITED KINGDOM CORPORATION)
Fruit of the Loom, Limited                                                 United Kingdom
Fruit of the Loom Management Co., Ltd.                                     United Kingdom
Fruit of the Loom Manufacturing Co., Ltd.                                  Northern Ireland
SUBSIDIARIES OF FRUIT OF THE LOOM INTERNATIONAL
  LIMITED (A REPUBLIC OF IRELAND CORPORATION)
Protean                                                                    Republic of Ireland
SUBSIDIARIES OF FTL SALES COMPANY, INC. (A NEW YORK
  CORPORATION)
FTL Regional Sales Company, Inc.                                           Delaware
SUBSIDIARIES OF LEESBURG HOLDING COMPANY, INC.
  (A NORTH CAROLINA CORPORATION)
Leesburg Yarn Mills, Inc.                                                  Alabama
SUBSIDIARIES OF UNION SALES, INC. (A DELAWARE
  CORPORATION)
  Fruit of the Loom Trading Company                                        Delaware
SUBSIDIARIES OF FRUIT OF THE LOOM TRADING COMPANY
  (A DELAWARE CORPORATION)
Controladora Fruit of the Loom, S.A. de C.V.                               Mexico
SUBSIDIARIES OF CONTROLADORA FRUIT OF THE LOOM,
  S.A. DE C.V. (A MEXICAN CORPORATION)
Distribuidora Fruit of the Loom, S.A. de C.V.                              Mexico
Fruit of the Loom De Mexico, S.A. de C.V.                                  Mexico
Edificadora de Valle Hermosa, S.A. de C.V.                                 Mexico

(1) Excludes some subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at December 29, 2001.


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